EXHIBIT 10.1


                  EMPLOYMENT AGREEMENT made as of the 29th day of August, 2006 by and between ARROW ELECTRONICS, INC., a New York corporation with its principal office at 50 Marcus Drive, Melville, New York 11747 (the "Company"), and VIN MELVIN, residing at 2741 Tammerack Lane, Hampton Cove, Alabama 35763 (the "Executive").

                  WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, as Vice President, IT of the Company, with the responsibilities and duties of an executive officer of the Company; and

                  WHEREAS, the Company and the Executive wish to provide for the employment of the Executive as an employee of the Company and for him to render services to the Company on the terms set forth in, and in accordance with the provisions of, this Employment Agreement (the "Agreement"), which Employment Agreement shall supersede and replace any agreement pertaining to the Executive's employment by the Company, written or oral, entered into prior to the date hereof;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.       Employment and Duties.
         ----------------------

                  (a) Employment. The Company hereby employs the Executive for the Employment Period defined in Paragraph 3, to perform such duties for the Company and its subsidiaries and affiliates and to hold such offices as may be specified from time to time by the Company's Board of Directors, subject to the following provisions of this Agreement. The Executive hereby accepts such employment.

                  (b) Duties and Responsibilities. It is contemplated that the Executive will be Vice President, IT of the Company, but the Board of Directors shall have the right to adjust the duties, responsibilities, and title of the Executive as the Board of Directors may from time to time deem to be in the interests of the Company (provided, however, that during the Employment Period, without the consent of the Executive, he shall not be assigned any titles, duties or responsibilities which, in the aggregate, represent a material diminution in, or are materially inconsistent with, his prior title, duties, and responsibilities as Vice President, IT).

                  If the Board of Directors does not either continue the Executive in the office of Vice President, IT or elect him to some other executive office satisfactory to the Executive, the Executive shall have the right to decline to give further service to the Company and shall have the rights and obligations which would accrue to him under Paragraph 6 if he were discharged without cause. If the Executive decides to exercise such right to decline to give further service, he shall within forty-five days after such action or omission by the Board of Directors give written notice to the Company stating his objection and the action he thinks necessary to correct it, and he shall permit the Company to have a forty-five day period in which to correct its action or omission. If the Company makes a correction satisfactory to the Executive, the Executive shall be obligated to continue to serve the Company. If the Company does not make such a correction, the Executive's rights and obligations under Paragraph 6 shall accrue at the expiration of such forty-five day period.


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

                  (c) Time Devoted to Duties. The Executive shall devote all of his normal business time and efforts to the business of the Company, its subsidiaries and its affiliates, the amount of such time to be sufficient, in the reasonable judgment of the Board of Directors, to permit him diligently and faithfully to serve and endeavor to further their interests to the best of his ability.

2.       Compensation.
         -------------

                  (a) Monetary Remuneration and Benefits. During the Employment Period, the Company shall pay to the Executive for all services rendered by him in any capacity:

                           (i) a minimum base salary of $350,000 per year
(payable in accordance with the Company's then prevailing practices, but in no event less frequently than in equal monthly installments), subject to increase if the Board of Directors of the Company in its sole discretion so determines; provided that, should the Company institute a Company-wide pay cut/furlough program, such salary may be decreased by up to 15%, but only for as long as said Company-wide program is in effect;

                           (ii) such additional compensation by way of salary or
bonus or fringe benefits as the Board of Directors of the Company in its sole discretion shall authorize or agree to pay, payable on such terms and conditions as it shall determine; and

                           (iii) such employee benefits that are made available
by the Company to its other executives generally.

                  (b) Annual Incentive Payment. The Executive shall participate in the Company's Management Incentive Plan (or such alternative, successor, or replacement plan or program in which the Company's principal operating executives, other than the Chief Executive Officer, generally participate) and shall have a targeted incentive thereunder of not less than $175,000 per year; provided, however, that the Executive's actual incentive payment for any year shall be measured by the Company's performance against goals established for that year and that such performance may produce an incentive payment ranging from none to 200% of the targeted amount. The Executive's incentive payment for any year will be appropriately pro-rated to reflect a partial year of employment.

                  (c) Supplemental Executive Retirement Plan. The Executive shall participate in the Company's Unfunded Pension Plan for Selected Executives (the "SERP").

                  (d) Automobile. While the Executive is actively working for the Company, the Company will pay the Executive a monthly automobile allowance of $850.


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

                  (e) Expenses. During the Employment Period, the Company agrees to reimburse the Executive, upon the submission of appropriate vouchers, for out-of-pocket expenses (including, without limitation, expenses for travel, lodging and entertainment) incurred by the Executive in the course of his duties hereunder.

                  (f) Office and Staff. The Company will provide the Executive with an office, secretary and such other facilities as may be reasonably required for the proper discharge of his duties hereunder.

                  (g) Indemnification. The Company agrees to indemnify, defend and hold harmless the Executive for any and all liabilities to which he may be subject as a result of his employment hereunder (and as a result of his service as an officer or director of the Company, or as an officer or director of any of its subsidiaries or affiliates), as well as the costs of any legal action brought or threatened against him as a result of such employment, to the fullest extent permitted by law.

                  (h) Participation in Plans. Notwithstanding any other provision of this Agreement, the Executive shall have the right to participate in any and all of the plans or programs made available by the Company (or it subsidiaries, divisions or affiliates) to, or for the benefit of, executives (including the annual stock option and restricted stock grant programs) or employees in general, on a basis consistent with other senior executives.

                  (i) Initial Bonus and Equity Awards. The Company will pay the Executive $150,000 within the first 30 days of his employment with the Company, which amount shall be repaid in full by the Executive if he resigns for any reason (other than a permitted resignation described in subparagraph 1(b) of this Agreement) during the first 12 months of his employment with the Company. In addition, as soon as practical following the commencement of the Executive's employment, the Company's Compensation Committee will award the Executive 10,000 shares of restricted stock of the Company and 15,000 non-qualified stock options, each pursuant to the terms of the Company's 2004 Omnibus Incentive Plan, which shares and options will both vest separately at the rate of 25% on each anniversary of the date of the award (until fully vested in the year 2010) while the Executive is employed by the Company.

3.       The Employment Period.
         ----------------------

                  The "Employment Period," as used in the Agreement, shall mean the period beginning as of the date hereof and terminating on the last day of the calendar month in which the first of the following occurs:

                       (a) the death of the Executive;

                       (b) the disability of the Executive as determined in accordance with Paragraph 4 hereof and subject to the provisions thereof;

                       (c) the termination of the Executive's employment by the Company for cause in accordance with Paragraph 5 hereof; or

                       (d) August 31, 2008; provided, however, that, unless sooner terminated as otherwise provided herein, the Employment Period shall automatically be extended for one or more twelve (12) month periods beyond the then scheduled expiration date thereof unless between the 18th and 12th month preceding such scheduled expiration date either the Company or the Executive gives the other written notice of its or his election not to have the Employment Period so extended.


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

4.       Disability.
         -----------

                  For purposes of this Agreement, the Executive will be deemed "disabled" upon the earlier to occur of (i) his becoming disabled as defined under the terms of the disability benefit program applicable to the Executive, if any, and (ii) his absence from his duties hereunder on a full-time basis for one hundred eighty (180) consecutive days as a result of his incapacity due to accident or physical or mental illness. If the Executive becomes disabled (as defined in the preceding sentence), the Employment Period shall terminate on the last day of the month in which such disability is determined. Until such termination of the Employment Period, the Company shall continue to pay to the Executive his base salary, any additional compensation authorized by the Company's Board of Directors, and other remuneration and benefits provided in accordance with Paragraph 2 hereof, all without delay, diminution or proration of any kind whatsoever (except that his remuneration hereunder shall be reduced by the amount of any payments he may otherwise receive as a result of his disability pursuant to a disability program provided by or through the Company), and his medical benefits and life insurance shall remain in full force. After termination of the Employment Period as a result of the disability of the Executive, the medical benefits covering the Executive and his family shall remain in place (subject to the eligibility requirements and other conditions continued in the underlying plan, as described in the Company's employee benefits manual, and subject to the requirement that the Executive continue to pay the "employee portion" of the cost thereof), and the Executive's life insurance policy under the Management Insurance Program shall be transferred to him, as provided in the related agreement, subject to the obligation of the Executive to pay the premiums therefor.

                  In the event that, notwithstanding such a determination of disability, the Executive is determined not to be totally and permanently disabled prior to the then scheduled expiration of the Employment Period, the Executive shall be entitled to resume employment with the Company under the terms of this Agreement for the then remaining balance of the Employment Period.

5.       Termination for Cause.
         ----------------------

                  In the event of any malfeasance, willful misconduct, active fraud or gross negligence by the Executive in connection with his employment hereunder, the Company shall have the right to terminate the Employment Period by giving the Executive notice in writing of the reason for such proposed termination. If the Executive shall not have corrected such conduct to the satisfaction of the Company within thirty days after such notice, the Employment Period shall terminate and the Company shall have no further obligation to the Executive hereunder but the restriction on the Executive's activities contained in Paragraph 8 and the obligations of the Executive contained in Paragraphs 9(b) and 9(c) shall continue in effect as provided therein.


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

6.       Termination Without Cause.
         --------------------------

                  In the event that the Company discharges the Executive without cause prior to the expiration of the Employment Period, the Executive's post-discharge compensation and benefits will be as follows, subject to the Executive's execution of a release as set forth in Paragraph 7 below:

                       (a) The Executive will be placed on inactive or "RA" status beginning on the day following his last day of active work and ending on the earliest of (i) the date the Employment Period was scheduled to expire, (ii) the day the Executive begins employment for a person or entity other than the Company, or (iii) the day the Executive fails to observe any provision of this Agreement, including his obligations under Paragraphs 8 and 9 (the "RA Period), during which time he will be paid the salary provided in subparagraph 2(a) on the same schedule as if he still were an active employee (less the customary deductions), subject to any required delay described in subparagraph (c) below;

                       (b) The Executive will be paid an amount equal to two-thirds of the targeted incentive provided in Paragraph 2(b) for the year in which he ceases active employment and for each succeeding year (or, on a pro rata basis, portion of a year) during the RA Period, payable on March 31 following the end of the year to which such targeted incentive relates if the Executive is still on RA status on the scheduled payment date or, in the case of the year during which RA status terminates, if the Executive is still on RA status on the last day of the RA Period, subject to any required delay described in subparagraph (c) below;

                       (c) Notwithstanding the provisions of subparagraphs (a) and (b) above, if the Executive is a "specified employee" under section 409A of the Internal Revenue Code of 1986, as amended ("Code"), no payment of deferred compensation within the meaning of Code section 409A will be paid to the Executive on account of his termination of employment for 6 months following the day he ceases active work, and any such payments due during such 6-month period will be held and paid on the first business day following completion of such 6-month period, along with interest calculated at the 6-month Treasury rate in effect at the beginning of the RA Period;

                       (d) Any unvested stock options, restricted stock or performance shares held by the Executive on his last day of active work that would have vested by the scheduled expiration of the Employment Period had the Executive not been discharged will vest on his last day of active work subject to the payment by the Executive of all applicable taxes. Any vested stock option will remain exercisable after the Executive ceases active work in accordance with the terms of the applicable award relating to post-termination exercise. Any stock options, performance shares or restricted stock not already vested on the Executive's last day of active work or vested on such last day in accordance with this subparagraph (d) will be forfeited on the Executive's last day of active work.

                       (e) The Executive's active participation in the Company's 401(k) Plan, ESOP and SERP will end on his last day of active work, and he will earn no vesting service and no additional benefits under those plans after that date. For purposes of receiving a distribution of his vested account balance under the 401(k) plan or ESOP, the Executive will be considered to have severed from service with the Company on his last day of active work.


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

                       (f) The Executive will remain covered by the Company medical plan during the RA Period under the same terms and conditions as an active employee. At the end of the RA Period the Executive will be entitled to continuation coverage for himself and his eligible dependents under the plan's COBRA provisions at his own expense. The Executive's participation in all other welfare benefit and fringe benefit plans of the Company will end on the day he ceases active work, subject to any conversion rights generally available to former employees under the terms of such plans.

                  Any Amounts payable to the Executive under this Paragraph 6 shall be reduced by the amount of the Executive's earnings from other employment (which the Executive shall have an affirmative duty to seek; provided, however, that the Executive shall not be obligated to accept a new position which is not reasonable comparable to his employment with the Company).

7.       Release.
         --------

                  In consideration for the payments and benefits set forth in Paragraph 6, Executive agrees to execute and return to the Company a release in the following form:

                  "Vin Melvin (the "Executive") and Arrow Electronics, Inc. and its affiliates ("Arrow") each hereby releases the other and its agents, directors and employees from and against any and all claims (statutory, contractual or otherwise) arising out of the Executive's employment or the termination thereof or any discrimination in connection therewith and for any further additional payments of any kind or nature whatsoever except as expressly set forth in the employment agreement between the Executive and Arrow dated August 29, 2006. Without limiting the foregoing, the Executive hereby releases Arrow from any claim under the Age Discrimination in Employment Act and any other similar law. Nothing contained herein will be construed as impacting the Executive's right to claim unemployment benefits on account of his termination of employment with Arrow, if any, or preventing the Executive or Arrow from providing information to or making a claim with any governmental agency to the extent permitted or required by law. This release will, however, constitute an absolute bar to the recovery of any damages or additional compensation, consideration or relief of any kind or nature whatsoever arising out of or in connection with such claim."

                  The executed release required by this Paragraph 7 as a condition for payment under Paragraph 6 shall be given to the Company no later than 30 days following the Executive's last day of active work. If the Executive fails to provide the executed release by the expiration of such 30-day period, the Executive will forfeit any payments or benefits still due under Paragraph 6, including but not limited to any unexercised stock options the vesting of which was accelerated pursuant to the terms of Paragraph 6.

8.       Non-Disclosure; Non-Competition; Trade Secrets.
         -----------------------------------------------

                  During the Employment Period and for a period of two years after the termination of the Employment Period, the Executive will not, directly or indirectly:


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

                       (a) Disclosure of Information. Use, attempt to use, disclose or otherwise make known to any person or entity (other than to the Board of Directors of the Company or otherwise in the course of the business of the Company, its subsidiaries or affiliates and except as may be required by applicable law):

                           (i) any knowledge or information, including, without
limitation, lists of customers or suppliers, trade secrets, know-how, inventions, discoveries, processes and formulae, as well as all data and records pertaining thereto, which he may acquire in the course of his employment, in any manner which may be detrimental to or cause injury or loss to the Company, its subsidiaries or affiliates; or

                           (ii) any knowledge or information of a confidential
nature (including all unpublished matters) relating to, without limitation, the business, properties, accounting, books and records, trade secrets or memoranda of the Company, its subsidiaries or affiliates, which he now knows or may come to know in any manner which may be detrimental to or cause injury or loss to the Company, its subsidiaries or affiliates.

                       (b) Non-Competition. Engage or become interested in the United States, Canada or Mexico (whether as an owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) in the business of distributing electronic parts, components, supplies or systems, or any other business that is competitive with the principal business or businesses then (or, in the case of the post-termination covenant, as of the date of termination) conducted by the Company, its subsidiaries or affiliates (provided, however, that nothing contained herein shall prevent the Executive from acquiring or owning less than 1% of the issued and outstanding capital stock or debentures of a corporation whose securities are listed on the New York Stock Exchange, American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System, if such investment is otherwise permitted by the Company's Human Resource and Conflict of Interest policies).

                       (c) Solicitation. Solicit or participate in the solicitation of any business of any type conducted by the Company, its subsidiaries or affiliates, during said term or thereafter, from any person, firm or other entity which is or was at any during the preceding 12 months (or, in the case of the post-termination covenant, during the 12 months preceding the date of termination) a supplier or customer, or prospective supplier or customer, of the Company, its subsidiaries or affiliates; or

                       (d) Employment. Employ or retain, or arrange to have any other person, firm or other entity employ or retain, or otherwise participate in the employment or retention of, any person who was an employee or consultant of the Company, its subsidiaries or affiliates, at any time during the period of twelve consecutive months immediately preceding such employment or retention.

                  The Executive will promptly furnish in writing to the Company, its subsidiaries or affiliates, any information reasonably requested by the Company (including any third party confirmations) with respect to any activity or interest the Executive may have in any business.


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

                  Except as expressly herein provided, nothing contained herein is intended to prevent the Executive, at any time after the termination of the Employment Period, from either (i) being gainfully employed or (ii) exercising his skills and abilities outside of such geographic areas, provided in either case the provisions of this Agreement are complied with.


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

9.       Preservation of Business.
         -------------------------

                  (a) General. During the Employment Period, the Executive will use his best efforts to advance the business and organization of the Company, its subsidiaries and affiliates, to keep available to the Company, its subsidiaries and affiliates, the services of present and future employees and to advance the business relations with its suppliers, distributors, customers and others.

                  (b) Patents and Copyrights, etc. The Executive agrees, without additional compensation, to make available to the Company all knowledge possessed by him relating to any methods, developments, inventions, processes, discoveries and/or improvements (whether patented, patentable or unpatentable) which concern in any way the business of the Company, its subsidiaries or affiliates, whether acquired by the Executive before or during his employment hereunder, provided that the Executive shall not disclose to the Company any such knowledge acquired by the Executive prior to his employment by the Company and which is owned by a third party.

                  Any methods, developments, inventions, processes, discoveries and/or improvements (whether patented, patentable or unpatentable) which the Executive may conceive of or make, related directly or indirectly to the business or affairs of the Company, its subsidiaries or affiliates, or any part thereof, during the Employment Period, shall be and remain the property of the Company. The Executive agrees promptly to communicate and disclose all such methods, developments, inventions, processes, discoveries and/or improvements to the Company and to execute and deliver to it any instruments deemed necessary by the Company to effect the disclosure and assignment thereof to it. The Executive also agrees, on request and at the expense of the Company, to execute patent applications and any other instruments deemed necessary by the Company for the prosecution of such patent applications or the acquisition of Letters Patent in the United States or any other country and for the assignment to the Company of any patents which may be issued. The Company shall indemnify and hold the Executive harmless from any and all costs, expenses, liabilities or damages sustained by the Executive by reason of having made such patent applications or being granted such patents.

                  Any writings or other materials written or produced by the Executive or under his supervision (whether alone or with others and whether or not during regular business hours), during the Employment Period which are related, directly or indirectly, to the business or affairs of the Company, its subsidiaries or affiliates, or are capable of being used therein, and the copyright thereof, common law or statutory, including all renewals and extensions, shall be and remain the property of the Company. The Executive agrees promptly to communicate and disclose all such writings or materials to the Company and to execute and deliver to it any instruments deemed necessary by the Company to effect the disclosure and assignment thereof to it. The Executive further agrees, on request and at the expense of the Company, to take any and all action deemed necessary by the Company to obtain copyrights or other protections for such writings or other materials or to protect the Company's right, title and interest therein. The Company shall indemnify, defend and hold the Executive harmless from any and all costs, expenses, liabilities or damages sustained by the Executive by reason of the Executive's compliance with the Company's request.


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

                  (c) Return of Documents. Upon the termination of the Employment Period, including any termination of employment described in Paragraph 6, the Executive will promptly return to the Company all copies of information protected by Paragraph 9(a) hereof or pertaining to matters covered by subparagraph (b) of this Paragraph 9 which are in his possession, custody or control, whether prepared by him or others.

10.      Separability.
         -------------

                  The Executive agrees that the provisions of Paragraphs 8 and 9 hereof constitute independent and separable covenants which shall survive the termination of the Employment Period and which shall be enforceable by the Company notwithstanding any rights or remedies the Executive may have under any other provisions hereof. The Company agrees that the provisions of Paragraph 6 hereof constitute independent and separable covenants which shall survive the termination of the Employment Period and which shall be enforceable by the Executive notwithstanding any rights or remedies the Company may have under any other provisions hereof.

11.      Specific Performance.
         ---------------------

                  The Executive acknowledges that (i) the services to be rendered under the provisions of this Agreement and the obligations of the Executive assumed herein are of a special, unique and extraordinary character;
(ii) it would be difficult or impossible to replace such services and obligations; (iii) the Company, its subsidiaries and affiliates will be irreparably damaged if the provisions hereof are not specifically enforced; and
(iv) the award of monetary damages will not adequately protect the Company, its subsidiaries and affiliates in the event of a breach hereof by the Executive. The Company acknowledges that (i) the Executive will be irreparably damaged if the provisions of Paragraphs 6 hereof are not specifically enforced and (ii) the award of monetary damages will not adequately protect the Executive in the event of a breach thereof by the Company. By virtue thereof, the Executive agrees and consents that if he violates any of the provisions of this Agreement, and the Company agrees and consents that if it violates any of the provisions of Paragraphs 6 hereof, the other party, in addition to any other rights and remedies available under this Agreement or otherwise, shall (without any bond or other security being required and without the necessity of proving monetary damages) be entitled to a temporary and/or permanent injunction to be issued by a court of competent jurisdiction restraining the breaching party from committing or continuing any violation of this Agreement, or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which any of them may have.

12.      Miscellaneous.
         --------------

                       (a) Entire Agreement; Amendment. This Agreement constitutes the whole employment agreement between the parties and may not be modified, amended or terminated except by a written instrument executed by the parties hereto. It is specifically agreed and understood, however, that the provisions of that certain letter agreement dated as of August 29, 2006 granting to the Executive extended separation benefits in the event of a change in control of the Company shall survive and shall not be affected hereby. All other agreements between the parties pertaining to the employment or remuneration of the Executive not specifically contemplated hereby or incorporated or merged herein are terminated and shall be of no further force or effect.


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

                       (b) Assignment. Except as stated below, this Agreement is not assignable by the Company without the written consent of the Executive, or by the Executive without the written consent of the Company, and any purported assignment by either party of such party's rights and/or obligations under this Agreement shall be null and void; provided, however, that, notwithstanding the foregoing, the Company may merge or consolidate with or into another corporation, or sell all or substantially all of its assets to another corporation or business entity or otherwise reorganize itself, provided the surviving corporation or entity, if not the Company, shall assume this Agreement and become obligated to perform all of the terms and conditions hereof, in which event the Executive's obligations shall continue in favor of such other corporation or entity.

                       (c) Waivers, etc. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

                       (d) Provisions Overly Broad. In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

                       (e) Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given on the date of delivery or, if mailed by registered or certified mail, postage prepaid, on the date of mailing:

                           (i)   if to the Executive to:
                                 Vin Melvin
                                 2741 Tammerack Lane
                                 Hampton Cove, Alabama 35763

                           (ii)  if to the Company to:
                                 Arrow Electronics, Inc.
                                 50 Marcus Drive
                                 Melville, New York 11747
                                 Attention: Peter S. Brown
                                            Senior Vice President and
                                            General Counsel


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

Either party may, by notice to the other, change his or its address for notice hereunder.

                       (f) New York Law. This Agreement shall be construed and governed in all respects by the internal laws of the State of New York, without giving effect to principles of conflicts of law.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                               ARROW ELECTRONICS, INC.


                                               By:
                                                   -----------------------------
                                                   Peter S. Brown
                                                   Senior Vice President &
                                                   General Counsel






                                                   THE EXECUTIVE



                                                   -----------------------------
                                                   Vin Melvin


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